EXHIBIT 5.6

March 6, 2009

VIA EDGAR

United States Securities and Exchange Commission

Re:	Great Basin Gold Ltd. (the “Registrant”)
Registration Statements on Form F-10
Consent of Expert

This letter is provided in connection with the Registrant’s Form F-10 registration statement, and any amendments thereto, and any registration statements filed pursuant to Rule 429 of the United States Securities Act of 1933, as amended (the “Registration Statement”).

On my own behalf and on behalf of GeoLogix Mineral Resource Consultants (Pty) Ltd. (the “Company”), I hereby consent to the use of my name and the Company’s name in connection with reference to my and the Company’s involvement in the preparation of the following technical reports (the “Technical Reports”):

•      Report on the Resource Estimate for the Burnstone Project, Mpumalanga Province, Republic of South Africa dated February 17, 2005;

•      Report on the Resource Estimate for the Burnstone Project, Mpumalanga Province of the Republic of South Africa dated March 19, 2007;

•      Technical Report on Updated and Optimisation of the May 2006 Feasibility Study for the Burnstone Gold Project, Balfour, Mpumalanga Province, Republic of South Africa, dated June 21, 2007;

•      Revised Technical Report on the Update of the June 21, 2007 Technical Report (Optimized Feasibility Study), inclusive of Updated Mineral Resource and Reserve Estimates for the Burnstone Gold Project, Mpumalanga Province of The Republic of South Africa, dated February 27, 2009;

•      Technical Report on the Resource Estimate for the Hollister Development Block Gold Project, Elko County, Nevada, dated July 6, 2007;

•      Revised Technical Report on the Mineral Resources and Reserves at the Hollister Development Block Gold Project, Elko County, Nevada dated February 27, 2009, and

•      Technical Report on the Feasibility Study for the Burnstone Project, Balfour, Mpumalanga Province, Republic of South Africa dated May 10, 2006.

and to references to the Technical Reports, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Reports in the Registration Statement.

Yours truly,

GeoLogix Mineral Resource Consultants (Pty) Ltd.

/s/ G.J. van der Heever

G. J. (DEON) VAN DER HEEVER, Pri. Sci. Nat.